Exhibit (d) (25)

VOTING AND SALE AGREEMENT

THIS VOTING AND SALE AGREEMENT (this “Agreement”), dated as of July 2, 2013, is entered into among Sprint Nextel Corporation, a Kansas corporation (“Sprint”), each Person named on Schedule A hereto (each, a “Stockholder”), solely in its individual capacity as a stockholder of Clearwire Corporation, a Delaware corporation (“Clearwire”), solely for purposes of Section 5, Section 6A, Section 6C, Section 9, and Sections 11(a) and 11(e) through 11(q) of this Agreement, Starburst II, Inc., a Delaware corporation (“Starburst”), solely for purposes of Section 5, Section 6B, Section 6C, Section 9, and Sections 11(a) and 11(e) through 11(q) of this Agreement, Clearwire, and solely for purposes of Section 6 through Section 6C, Section 9, and Sections 11(a) and 11(e) through 11(q) of this Agreement, Crest Investment Company (“CIC”), the Jamal and Rania Daniel Revocable Trust (the “Jamal and Rania Daniel Trust”), Mr. Jamal Daniel, Mrs. Rania Daniel, the Daria Daniel 2003 Trust (the “Daria Daniel Trust”), the Thalia Daniel 2003 Trust (the “Thalia Daniel Trust”), the Naia Daniel 2003 Trust (the “Naia Daniel Trust”), Mr. Michael Wheaton, solely in his capacity as trustee of the Halim Daniel 2012 Trust, and Crest Switzerland LLC (“Crest Switzerland” and, together with CIC, the Jamal and Rania Daniel Trust, Mr. Jamal Daniel, Mrs. Rania Daniel, the Daria Daniel Trust, the Thalia Daniel Trust, the Naia Daniel Trust, and Mr. Michael Wheaton, solely in his capacity as trustee of the Halim Daniel 2012 Trust, collectively the “13D Parties” and each a “13D Party”).

W I T N E S S E T H:

WHEREAS, Clearwire, Sprint and Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sprint (“Acquisition Corp.”), are parties to an Agreement and Plan of Merger, dated as of December 17, 2012 (as amended by the First Amendment to Agreement and Plan of Merger dated as of April 18, 2013 and the Second Amendment to Agreement and Plan of Merger dated as of May 21, 2013, the “Prior Merger Agreement”), whereby Acquisition Corp. will be merged with and into Clearwire (the “Merger”) with Clearwire surviving the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, Sprint and Clearwire have entered into a Third Amendment to Agreement and Plan of Merger amending the Prior Merger Agreement (the “Third Amendment” and the Prior Merger Agreement as amended by the Third Amendment, the “Merger Agreement”) providing for an increase in the Merger Consideration to $5.00 per share in cash, without interest, less applicable withholding taxes, and modifications to certain other terms and conditions;

WHEREAS, each Stockholder, alone or together with one or more of the 13D Parties, is, was as of April 2, 2013 (the “Record Date”) and at all times since the Record Date has been the sole beneficial owner and holds, held as of the Record Date and at all times since the Record Date has held sole or shared (with another party to this Agreement) voting power with respect to the shares of Class A common stock, par value $0.0001 per share, of Clearwire (the “Class A Common Stock” and, together with the Class B common stock, par value $0.0001 per share, of Clearwire, the “Clearwire Common Stock”), set forth opposite the Stockholder’s name on Schedule A attached hereto (all of such shares of Clearwire Common Stock being hereinafter referred to as the “Existing Clearwire Shares” and, together with any shares of Clearwire Common Stock or other voting capital stock of Clearwire and any securities convertible into or exercisable or exchangeable for shares of Clearwire Common Stock or other voting capital stock of Clearwire, in each case that the Stockholder has or acquires ownership of on or after the date hereof, as the “Clearwire Shares”); and

WHEREAS, each Stockholder has agreed to vote all of its Clearwire Shares pursuant to, and in accordance with, the terms and conditions of this Agreement and to certain other matters set forth herein.

NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants, promises, agreements, and releases contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Capitalized Terms. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

2. Voting of Shares. (a) During the Term (as hereinafter defined), each Stockholder hereby irrevocably and unconditionally agrees that, at any annual, special or other meeting of the stockholders of Clearwire (“Clearwire Stockholders”) called for the purpose of voting upon the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, the approval of matters subject to a vote of the Clearwire Stockholders pursuant to the Note Purchase Agreement, or the approval of any Acquisition Proposal (a “CIC Stockholders Meeting”), and at any adjournment or postponement thereof, the Stockholder will:

(i) appear in person or by proxy at each CIC Stockholders Meeting or otherwise cause all of the Clearwire Shares beneficially owned by the Stockholder at such time to be counted as present at such meeting for purposes of calculating a quorum (to the extent the Stockholder beneficially owned such shares on the record date for the CIC Stockholders Meeting);

(ii) vote (or cause to be voted) all of the Clearwire Shares beneficially owned by the Stockholder (to the extent the Stockholder beneficially owned such shares on the record date for the CIC Stockholders Meeting), in person or by proxy, (A) in favor of approving and adopting the Merger Agreement, (B) in favor of the matters to be voted upon by Clearwire Stockholders at the Parent Stockholders Meeting (as defined in the Note Purchase Agreement) pursuant to Section 7.01(c) of the Note Purchase Agreement (the “Note Issuance Required Vote”) and (C) in favor of any proposal to adjourn or postpone any CIC Stockholders Meeting to a later date (but prior to the expiration of the Term) if there are not sufficient votes for approval of such matters on the date on which such CIC Stockholders Meeting is held to vote on any of the foregoing matters (the “Covered Matters”); and

(iii) vote (or cause to be voted) all of the Clearwire Shares beneficially owned by the Stockholder at such time (to the extent the Stockholder beneficially owned such shares on the record date for the CIC Stockholders Meeting), in person or by proxy, against (A) any Acquisition Proposal (other than the Merger), (B) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Stockholder under

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this Agreement or, to the knowledge of the Stockholder, of Clearwire under the Merger Agreement or the Note Purchase Agreement and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, postpone, prevent, discourage, adversely affect or inhibit the timely consummation of the Merger, the issuance of the Notes (or Clearwire Common Stock or units of Clearwire Communications, LLC, a Delaware limited liability company (“Clearwire LLC”) for which such Notes will be exchangeable) pursuant to the Note Purchase Agreement or, to the knowledge of the Stockholder, the fulfillment of Sprint’s, Clearwire’s, Clearwire LLC’s or Acquisition Corp.’s conditions under the Merger Agreement or the Note Purchase Agreement or the Stockholder’s obligations under this Agreement or change in any manner the present capitalization of Clearwire or Clearwire LLC or the voting rights of any class of shares of Clearwire (including any amendments to Clearwire’s Certificate of Incorporation or Bylaws).

(b) The obligations of the Stockholder specified in Sections 2(a)(i), (ii) and (iii) shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of Clearwire (or any committee thereof).

(c) Except as expressly set forth in this Agreement, the Stockholder may vote the Clearwire Shares beneficially owned by it in its discretion on all matters submitted for the vote of stockholders of Clearwire.

3. Stop Transfer Instruction; Legend. Upon the written request of Sprint, each Stockholder will promptly following such request direct Clearwire to, promptly following such request, deliver written instructions to Clearwire’s transfer agent stating that the Clearwire Shares owned by the Stockholder may not be Transferred (as hereinafter defined) during the Term without the prior written consent of Sprint or except as provided in this Agreement and requesting that a legend be placed on the certificates (to the extent the Clearwire Shares are certificated) representing the Existing Clearwire Shares owned by the Stockholder as set forth below:

“The Securities represented by this certificate are subject to restrictions on transfer and may not be sold, transferred, pledged, encumbered, assigned, distributed, hypothecated, tendered or otherwise disposed of, including by way of merger, consolidation, share exchange or similar transaction, whether voluntarily or by operation of law, except in accordance with and subject to the terms and conditions of the Voting and Sale Agreement dated as of July 2, 2013, between the registered holder hereof and Sprint Nextel Corporation.”

4. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that the Stockholder, except as expressly provided in this Agreement or as disclosed in any filing made prior to the date hereof, by or on behalf of the Stockholders and the 13D Parties, under the rules and regulations of the SEC on a Statement on Schedule 13D, (a) has not entered, and shall not enter at any time during the Term, into any voting agreement, voting trust or option agreement with respect to the Clearwire Shares owned by the Stockholder, (b) has not granted, and shall not grant at any time during the Term, a proxy, a consent or power of attorney with respect to a CIC

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Stockholders Meeting and with respect to the Clearwire Shares owned by the Stockholder, and (c) has not taken and shall not take any action with the express intention of making any representation or warranty of the Stockholder contained herein untrue or incorrect or preventing or disabling the Stockholder from performing any of its obligations under this Agreement.

5. Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants (individually and not for any other Stockholder or 13D Party) to Sprint, Clearwire and Starburst as follows:

(a) Authorization; Validity of Agreement; Necessary Action. The Stockholder (to the extent not a natural person) (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (ii) has the requisite corporate or other entity power and authority to execute and deliver this Agreement, and to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. No other corporate or other entity actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of and is enforceable against Sprint, Starburst and Clearwire, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (B) general equitable principles.

(b) Ownership. As of the date hereof, (i) Schedule A attached hereto sets forth the Existing Clearwire Shares beneficially owned by the Stockholder and (ii) such Existing Clearwire Shares constitute all of the shares of Clearwire Common Stock beneficially owned by the Stockholder. The Stockholder has owned all of such Existing Clearwire Shares as of and at all times since the Record Date. There are no existing agreements or arrangements between the Stockholder or any of its affiliates, on the one hand, and any other Person, on the other hand, relating to the Existing Clearwire Shares beneficially owned by the Stockholder or any of its affiliates that would, either individually or in the aggregate, prevent, delay or impair the ability of the Stockholder to perform its obligations hereunder and to consummate the transactions contemplated hereby on a timely basis. The Stockholder, alone or together with one or more of the 13D Parties, has and will have at all times, directly or indirectly, through the Term, sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Clearwire Shares beneficially owned by the Stockholder at any closing date of the Merger or any Sale, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Subject to Sections 7(a) and 11(a), the Stockholder has and, until consummation of the Merger or the Sale (as defined below) by the Stockholder of the Clearwire Shares of the Stockholder, will have, good and marketable title to the Clearwire Shares owned by the Stockholder, free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and encumbrances of any nature whatsoever (“Liens”), except for Liens expressly provided in this Agreement.

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(c) No Violation. The execution and delivery of this Agreement by the Stockholder do not, and the performance by the Stockholder of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to the Stockholder or by which any of its assets or properties is bound, (ii) conflict with any certificate of incorporation, bylaws or other organizational documents of the Stockholder or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or require redemption or repurchase of or otherwise require the purchase or sale of, or result in the creation of any Lien on, the Existing Clearwire Shares owned by the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Existing Clearwire Shares owned by the Stockholder is bound, except for any of the foregoing as would not, either individually or in the aggregate, prevent or delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder do not, and the performance by the Stockholder of its obligations under this Agreement will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing (other than filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with or notification to, any Governmental Entity based on any applicable Law, except for any of the foregoing as would not, either individually or in the aggregate, prevent or delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e) Absence of Litigation. As of the date hereof, there is no suit, action, investigation or proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder before or by any Governmental Entity that would impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

6. Representations and Warranties of Sprint. Sprint hereby represents and warrants to each Stockholder and each 13D Party as follows:

(a) Authorization; Validity of Agreement; Necessary Action. It (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (ii) has the corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. No other actions or proceedings on its part are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes a valid and binding obligation of and is enforceable against the Stockholder, this Agreement constitutes its valid and binding obligation, enforceable against it in accordance

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with the terms hereof, subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (B) general equitable principles.

(b) No Violation. Its execution and delivery of this Agreement does not, and its performance of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to it or by which any of its assets or properties is bound, (ii) conflict with its certificate of incorporation or bylaws or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it is bound, except for any of the foregoing as would not, either individually or in the aggregate, prevent or delay or impair its ability to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(c) Consents and Approvals. Its execution and delivery of this Agreement does not, and, except for the receipt of the FCC consent, its performance of its obligations under this Agreement will not, require it to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity based on any applicable Law, except for any of the foregoing as would not, either individually or in the aggregate, prevent or delay or impair its ability to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

6A. Representations and Warranties of Starburst. Starburst hereby represents and warrants to each Stockholder and each 13D Party as follows:

(a) Authorization; Validity of Agreement; Necessary Action. It (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (ii) has the corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. No other actions or proceedings on its part are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes a valid and binding obligation of and is enforceable against the Stockholder, this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (B) general equitable principles.

(b) No Violation. Its execution and delivery of this Agreement does not, and its performance of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to it or by which any of its assets or properties is bound, (ii) conflict with its certificate of incorporation or bylaws or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a

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default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it is bound, except for any of the foregoing as would not, either individually or in the aggregate, prevent or delay or impair its ability to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(c) Consents and Approvals. Its execution and delivery of this Agreement does not, and its performance of its obligations under this Agreement will not, require it to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity based on any applicable Law, except for any of the foregoing as would not, either individually or in the aggregate, prevent or delay or impair its ability to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

6B. Representations and Warranties of Clearwire. Clearwire hereby represents and warrants to each Stockholder and each 13D Party as follows:

(a) Authorization; Validity of Agreement; Necessary Action. It (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (ii) has the corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. No other actions or proceedings on its part are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes a valid and binding obligation of and is enforceable against the Stockholder, this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (B) general equitable principles.

(b) No Violation. Its execution and delivery of this Agreement does not, and its performance of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to it or by which any of its assets or properties is bound, (ii) conflict with its certificate of incorporation or bylaws or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it is bound, except for any of the foregoing as would not, either individually or in the aggregate, prevent or delay or impair its ability to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(c) Consents and Approvals. Its execution and delivery of this Agreement does not, and its performance of its obligations under this Agreement will not, require it to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity based on any applicable Law, except for any of the foregoing as would not, either individually or in the aggregate, prevent or delay or impair its ability to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

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6C. Representations and Warranties of the 13D Parties. Each 13D Party hereby represents and warrants to Sprint, Clearwire and Starburst as follows:

(a) Authorization; Validity of Agreement; Necessary Action. It (to the extent not a natural person) (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (ii) has the corporate or other entity power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. No other actions or proceedings on its part are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes a valid and binding obligation of and is enforceable against the Sprint, Starburst, and Clearwire, this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with the terms hereof, subject to (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (B) general equitable principles.

(b) No Violation. Its execution and delivery of this Agreement does not, and its performance of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to it or by which any of its assets or properties is bound, (ii) conflict with its certificate of incorporation or bylaws or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it is bound, except for any of the foregoing as would not, either individually or in the aggregate, prevent or delay or impair its ability to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(c) Consents and Approvals. Its execution and delivery of this Agreement does not, and its performance of its obligations under this Agreement will not, require it to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity based on any applicable Law, except for any of the foregoing as would not, either individually or in the aggregate, prevent or delay or impair its ability to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

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7. Covenants of the Stockholders. Each Stockholder hereby covenants and agrees for itself and not for any other Stockholder or 13D Party that:

(a) Transfers. Except as expressly contemplated hereby or by the Merger Agreement or as required by a court of competent jurisdiction or by any applicable Law, during the time period from the date hereof through the expiration of the Term, the Stockholder shall not (directly or indirectly), sell, transfer, pledge, encumber, assign, distribute, hypothecate, tender or otherwise dispose of, including by way of merger, consolidation, share exchange or similar transaction, whether voluntarily or by operation of law (collectively, a “Transfer”), or enforce the provisions of any redemption, share purchase or sale, recapitalization or other agreement with Clearwire or any other person, or enter into any contract, option or other arrangement or understanding with respect to the voting of or any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of, any of the Existing Clearwire Shares beneficially owned by the Stockholder, any Clearwire Shares acquired by the Stockholder after the date hereof, any securities exercisable or exchangeable for or convertible into shares of Clearwire Common Stock, any other capital stock of Clearwire or any interest in any of the foregoing. Notwithstanding the foregoing, upon prior written notice to Sprint containing the name of the transferee and the number of Clearwire Shares Transferred, the Stockholder shall be permitted to Transfer Clearwire Shares beneficially owned by the Stockholder to (i) any member of the group disclosed in the Stockholder’s Statement on Schedule 13D to be filed with the SEC disclosing this Agreement, or to any controlled Affiliate of any such member, provided that such member is a party to a voting agreement with Sprint of even date herewith substantially identical to this Agreement (and such member certifies to Sprint’s reasonable satisfaction that such transfer is to another member of the group disclosed in the Stockholder’s Statement on Schedule 13D to be filed with the SEC disclosing this Agreement or to a controlled Affiliate of such member) or (ii) to any Affiliate of the Stockholder, provided such Affiliate agrees in writing with Sprint to be bound by the terms of this Agreement pursuant to a joinder or other documentation reasonably satisfactory to Sprint. No such Transfer to any such Affiliate or member or controlled Affiliate of such member shall relieve the Stockholder of any of its obligations pursuant to this Agreement. For the avoidance of doubt, re-registration of any Clearwire Shares from a physical certificate into book-entry form or from book-entry form into a physical certificate will not (in and of itself) constitute a Transfer under this Agreement.

(b) Stock Dividends and Distributions. In case of a stock dividend or distribution, or any change in Clearwire Common Stock by reason of any stock dividend or other distribution of stock, split-up, recapitalization, reverse stock split, reclassification, reincorporation, combination, exchange of shares or the like, the term “Clearwire Shares” shall be deemed to refer to and include the Clearwire Shares as well as all such stock dividends and stock distributions and any securities into which or for which any or all of the Clearwire Shares may be changed or exchanged or that are received in any such transaction.

(c) Additional Shares. Until the expiration of the Term, the Stockholder shall notify Sprint promptly (and in any event within two Business Days) in writing of the number of any additional Clearwire Shares acquired by the Stockholder, if any, after the date hereof.

(d) Prohibited Actions. The Stockholder agrees that, until the expiration of the Term, the Stockholder shall not, and shall not knowingly permit any of the Stockholder’s representatives or agents to, (i) engage in any conduct described in Section 4.3(b)(i), Section 4.3(b)(ii) or Section 4.3(b)(iii) of the Merger Agreement as it relates to an Acquisition Proposal (other than the Merger) or (ii) exercise, assert or perfect, or attempt to exercise, assert or perfect, any rights under Section 262 of the DGCL with respect to the Merger. The Stockholder agrees, within two Business Days of the date hereof, to submit requests to its brokers to withdraw any and all outstanding appraisal demands made by the Stockholder with respect to the Merger.

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8. Sale of Clearwire Shares upon Termination of Merger Agreement.

(a) Unless the Effective Time has previously occurred, upon the earlier of (i) October 15, 2013 (the “End Date”) and (ii) the termination of the Merger Agreement in accordance with its terms, Sprint shall promptly deliver notice thereof to each Stockholder (the “Termination Notice”), provided that, if, after using all reasonable efforts to obtain all necessary governmental approvals and third party consents to permit the Sale (as defined below), Sprint has not obtained such approvals by the End Date, Sprint shall be permitted to extend the End Date to the earlier of (A) two Business Days after the date Sprint obtains such governmental approvals or third party consents and (B) November 28, 2013. Upon the earlier of (i) the End Date and (ii) receipt of such Termination Notice and in accordance with this Section 8, Sprint and each Stockholder shall consummate the purchase by Sprint of all of the Existing Clearwire Shares set forth opposite the Stockholder’s name on Schedule A attached hereto and, in Sprint’s sole discretion, all or any portion of any additional Clearwire Shares then beneficially owned by the Stockholder, at a cash sale price per Clearwire Share equal to the greatest of (A) the Merger Consideration, (B) the highest price per share of Clearwire Common Stock paid or to be paid in the Merger (or in any similar merger, consolidation or similar transaction involving Sprint or one or more of its Affiliates and Clearwire consummated or entered into prior to the End Date or the date of delivery of the Termination Notice) or (C) $5.00, without interest (the “Sale”). Each of Sprint and each Stockholder agrees that it will (a) consummate the applicable Sale in accordance with this Section 8 and (b) provide any consents, approvals or other documents reasonably necessary to consummate such Sale.

(b) The closing of the Sale with respect to each Stockholder will take place at a location designated by Sprint and, if not on the End Date as provided in Section 8(a), on a date designated by Sprint that is no later than three Business Days after delivery of the Termination Notice to the Stockholder provided that (i) if Sprint determines in its reasonable discretion that any governmental approvals are required to consummate the Sale, then the closing of the Sale will take place on the earlier of (A) three Business Days following the receipt of such governmental approvals and (B) November 28, 2013, and (ii) the Stockholder shall be permitted to delay the consummation of the Sale, but not beyond December 21, 2013, to the extent necessary to not incur liability under the short-swing profit rules under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. At the closing of any Sale, each Stockholder will deliver to Sprint

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(a) if the Clearwire Shares to be sold are certificated, a certificate or certificates for the Clearwire Shares to be sold, in each case accompanied by stock powers with signatures guaranteed and all necessary stock transfer taxes paid and stamps affixed, if necessary, or (b) if the Clearwire Shares to be sold are not certificated, proper transfer instructions from the Stockholder or the Stockholder’s lawfully constituted attorney-in-fact, accompanied by evidence that all necessary stock transfer taxes have been paid and evidence of compliance with appropriate procedures for transferring shares in uncertificated form, in either case against receipt of the purchase price therefore by certified or official bank check or by wire transfer of immediately available funds.

(c) Sprint’s right to acquire Clearwire Shares pursuant to this Section 8 may be exercised, at Sprint’s option, by any direct or indirect wholly-owned subsidiary of Sprint, provided no such delegation to any such Person shall relieve Sprint of its obligations hereunder. If Sprint desires for a direct or indirect wholly-owned subsidiary of Sprint to acquire Clearwire Shares pursuant to this Section 8, Sprint will notify the Stockholder of such in the Termination Notice.

(d) If the Sale occurs and at any time prior to the one-year anniversary of the consummation of the Sale, Sprint or any of its Affiliates acquires all, but not less than all, of the outstanding shares of Clearwire Common Stock not held by Sprint or any of its Affiliates, whether by merger, tender offer, purchase or other similar transaction (a “Subsequent Transaction”) at a price per share of Clearwire Common Stock in excess of the price paid in the Sale, then within five Business Days of the consummation of any Subsequent Transaction, Sprint shall pay or cause to be paid to each Stockholder, for each Clearwire Share purchased in the Sale, the difference between the price per share of Clearwire Common Stock paid in the Sale and the price per share of Clearwire Common Stock paid in the Subsequent Transaction. In the event that the consideration paid by Sprint or any such Affiliate consists in whole or in part of Sprint common stock or other securities of Sprint (“Reference Securities”), the value of such Reference Securities that are publicly-traded shall be determined by the average of the closing price of such Reference Securities for the five trading days immediately preceding the closing of the Subsequent Transaction. If such Reference Securities are not publicly-traded, the value shall be determined in good faith by the board of directors of Sprint or any committee thereof. For the avoidance of doubt, any award in excess of the price paid in the Sale in an appraisal proceeding in the State of Delaware shall not entitle the Stockholder to any payment pursuant to this Section 8(d).

9. Releases.

(a) Each Stockholder and each 13D Party, for the benefit of Sprint, Clearwire and Starburst and each of Sprint’s, Clearwire’s and Starburst’s controlling persons, officers, directors, stockholders, agents, affiliates, subsidiaries, employees, attorneys, advisors and assigns, past, present and future, in their capacity as such (Sprint, Clearwire and Starburst and each such person being a “Company Released Person”), hereby forever fully, unconditionally and irrevocably releases, waives and forever discharges, and covenants not to sue, any of the Company Released Persons for any and all claims,

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causes of action, actions, judgments, liens, debts, contracts, indebtedness, damages, losses, liabilities, rights, interests and demands of whatsoever kind or character (collectively, “Claims”) based on any event, fact, act, omission, or failure to act by the Company Released Persons, or any of them, whether known or unknown, occurring or existing prior to the execution of this Agreement, and arising out of or related to the Merger or the Merger Agreement and the Note Purchase Agreement and the transactions contemplated thereby or the matters referenced in the complaints or other pleadings filed in the Delaware Court of Chancery in Crest Financial Limited v. Sprint Nextel Corp., Sprint HoldCo, LLC, Eagle River Investments, LLC, Erik Prusch, John Stanton, William R. Blessing, Bruce Chatterly, Mufit Cinali, Jose A. Collazo, Hossein Eslambolchi, Dennis S. Hersch, Brian P. McAndrews, Kathleen H. Rae, Theodore H. Schell, Jennifer L. Vogel, Slade Gorton and Clearwire Corp., C.A. No. 8099-CS (the “Delaware Litigation”); provided, however, that this waiver and release and covenant not to sue shall not include any Claims arising out of or related to any obligations under, or breach of, this Agreement; and provided further, that this waiver and release and covenant not to sue shall be null and void, with respect to any Company Released Person bringing a lawsuit only, in the event that such Company Released Person brings a lawsuit pursuing a right that was released hereunder by any Stockholder Released Person, as defined below, with respect to such Company Released Person.

(b) Each of Sprint, Clearwire and Starburst, for the benefit of each Stockholder and each 13D Party and each Stockholder’s and 13D Party’s controlling persons, officers, directors, stockholders, agents, affiliates, subsidiaries, employees, attorneys, advisors, spouses, children, lineal descendants, heirs, and assigns, past, present and future, in their capacity as such (each such person being a “Stockholder Released Person”), hereby forever fully, unconditionally and irrevocably releases, waives and forever discharges, and covenants not to sue, any of the Stockholder Released Persons, for any Claim based on any event, fact, act, omission or failure to act by such Stockholder Released Person, whether known or unknown, occurring or existing prior to the execution of this Agreement, and arising out of or related to the Merger or the Merger Agreement and the Note Purchase Agreement and the transactions contemplated thereby or the matters referenced in the complaints or other pleadings filed in the Delaware Court of Chancery in the Delaware Litigation; provided, however, that this waiver and release and covenant not to sue shall not include any Claims arising out of or related to any obligations under, or breach of, this Agreement; provided further, that this waiver and release and covenant not to sue shall be null and void, with respect to any Stockholder Released Person bringing a lawsuit only, in the event that such Stockholder Released Person brings a lawsuit pursuing a right that was released hereunder by any Company Released Person with respect to such Stockholder Released Person.

(c) It is the intention of the parties that the releases set forth above in subsections (a) and (b) of this Section 9 shall be effective as a bar to any and all matters released herein. In furtherance and not in limitation of such intention, the release described herein shall be, and shall remain in effect as, a full and complete release, notwithstanding the discovery or existence of any additional or different facts or claims. It is expressly understood and agreed that this Agreement is intended to cover and does cover not only all known facts and/or claims but also any further facts and/or claims not now known, suspected or anticipated, but which may later develop or should be discovered, including all the effects and consequences thereof. The parties shall promptly take all reasonable steps necessary to withdraw any proceeding in any court outside of the United States seeking to discover, demand, or otherwise obtain information in connection with the complaints filed in the Delaware Court of Chancery in the Delaware Litigation.

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(d) The foregoing releases shall bind the heirs, personal representatives, successors and assigns of each party, and inure to the benefit of each party and each party’s predecessors, successors, assigns, shareholders, directors, officers, partners, employees, agents subsidiaries and affiliates.

(e) Each Stockholder and 13D Party (with respect to Section 9(a)) and Sprint, Clearwire and Starburst (with respect to Section 9(b)) (collectively, the “Releasors”) (i) represents, warrants and acknowledges that such Releasor has been fully advised by his, her or its attorney of the contents of Section 1542 of the Civil Code of the State of California, and (ii) hereby expressly waives the benefits thereof and any rights such Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

(f) Each 13D Party agrees that, until the expiration of the Term, the 13D Party shall not, and shall not knowingly permit any of the 13D Party’s representatives or agents to, (i) engage in any conduct described in Section 4.3(b)(i), Section 4.3(b)(ii) or Section 4.3(b)(iii) of the Merger Agreement as it relates to an Acquisition Proposal (other than the Merger) or (ii) exercise, assert or perfect, or attempt to exercise, assert or perfect, any rights under Section 262 of the DGCL with respect to the Merger. To the extent a 13D Party has shared voting power with any Stockholder, it shall take such actions as necessary to enable such Stockholder to comply with such Stockholder’s obligations under Section 2. Each Stockholder and 13D Party shall use commercially reasonable efforts to cause or enable, as applicable, the other Stockholders and 13D Parties to perform their respective obligations under this Agreement.

10. Proxy Materials. The Stockholders shall promptly after the date hereof deliver to Sprint or its designee all proxy cards received by the Stockholders and 13D Parties from Clearwire Stockholders other than the Stockholders and the 13D Parties relating to the CIC Stockholders Meeting, and such proxies shall be voted as indicated thereon, subject to revocation by the applicable Clearwire Stockholder. For the avoidance of doubt, this Section 10 shall in no way limit the Stockholders’ obligations in Section 2.

11. Miscellaneous.

(a) Termination. This Agreement shall terminate upon the earliest to occur of: (i) the Effective Time; (ii) the consummation of all of the Sales pursuant to this Agreement; and (iii) the written agreement of each Stockholder, each 13D Party and Sprint; provided, however, that each Stockholder shall have the right to terminate this Agreement as to itself by written notice to Sprint if the terms of the Merger Agreement are amended or modified to reduce the amount of the Merger Consideration or change the form of the Merger Consideration. With respect to each Stockholder, the period from the date of this

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Agreement up to and through the termination of this Agreement in accordance with the foregoing is referred to herein as the “Term” (it being understood, for the avoidance of doubt, that the term “Term” shall be determined on a Stockholder-by-Stockholder basis). Notwithstanding the foregoing, however, Sections 8(d), 9, and 11(c) through 11(q) shall not terminate and shall remain in full force and effect after termination of this Agreement and no termination of this Agreement shall relieve any of the parties hereto from the consequences of any breach of this Agreement by such party prior to the termination of this Agreement.

(b) Further Assurances. From time to time, (i) at Sprint’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary (without adverse consequences to the Stockholder) to consummate the transactions contemplated by this Agreement and (ii) at any Stockholder’s request and without further consideration, Sprint shall execute and deliver such additional documents and take all such further action as may be reasonably necessary (without adverse consequences to it) to consummate the transactions contemplated by this Agreement.

(c) No Ownership Interest. Without limiting any rights of Sprint hereunder, and except in the case of the consummation of the Sales, all rights, ownership and economic benefits of and relating to the Clearwire Shares shall remain vested in and belong to the Stockholder, and Sprint shall have no authority to exercise any power or authority to direct the Stockholder in the voting of any of the Clearwire Shares, except in each case as otherwise provided herein.

(d) Expenses. All costs and expenses (including legal fees) incurred by a party hereto in connection with the preparation and negotiation of this Agreement shall be paid by such party. Sprint shall promptly following request from time to time by a Stockholder reimburse such Stockholder for its documented (consisting of only invoices and not supporting detail) expenses (including fees and expenses of counsel) incurred in connection with, in preparation for, or arising out of the proxy contest related to the Merger announced by the Stockholders on April 10, 2013; provided that Sprint’s reimbursement obligation pursuant to this Section 11(d) to all Stockholders taken together shall not exceed $2,500,000 in the aggregate, and Sprint shall have no reimbursement or payment obligation as a result of this Section 11(d) to (i) any Stockholder after Sprint has paid such aggregate amount and (ii) any Person other than a Stockholder in any case.

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(e) Notices; Designated Representative. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized overnight courier (providing proof of delivery) or mailed by prepaid registered or certified mail (return receipt requested) or sent by facsimile transmission (providing confirmation of such facsimile transmission) addressed as follows:

if to Sprint to:

Sprint Nextel Corporation
6200 Sprint Parkway
Overland Park, Kansas 66251
Attention:	General Counsel
Fax: (913) 794-1432

with required copies to (which shall not constitute notice):

King & Spalding LLP
1180 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attention:	Michael J. Egan
Fax: (404) 572-5100

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention:	Thomas H. Kennedy
Jeremy D. London
Fax: (212) 735-2000

if to Clearwire to:

Clearwire Corporation
1475 120th Avenue Northeast
Bellevue, Washington 98005
Attention: Chief Executive Officer
Fax: (425) 505-6505

with copies to:

Clearwire Corporation
1475 120th Avenue Northeast
Bellevue, Washington 98005
Attention: Legal Department
Fax: (425) 216-7776

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:	David Fox
Joshua Korff
David Feirstein

Fax: (212) 446-4640

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if to Starburst to:

SoftBank Corp.
Tokyo Shiodome Bldg.
1-9-1, Higashi-Shimbashi
Minato-ku, Tokyo 105-7303
Japan
Attention:	Masato Suzaki
Facsimile:	+81 3 6215 5001

with a copy (which does not constitute notice) to:

Morrison & Foerster LLP
Shin-Marunouchi Building, 29th Floor
5-1, Marunouchi 1-Chome
Chiyoda-ku, Tokyo 100-6529
Japan
Attention:	Kenneth A. Siegel
Facsimile:	+81 3 3214 6512

and to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105-2482
USA
Attention:	Robert S. Townsend
David A. Lipkin
Brandon C. Parris
Facsimile:	+1 415 268 7522

if to a Stockholder or a 13D Party, to the address set forth on such party’s signature page hereto, with a copy to (which shall not constitute notice) to such other person as noted on such signature page;

or as to any addressee to such other address as shall be furnished in writing by such addressee, and any such notice or communication shall be deemed to have been given as of the date received by the addressee as provided above; provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received by such addressee at 9:00 a.m. (addressee’s local time) on the next Business Day.

(f) Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Definitions used herein are applicable to the singular as well as the plural forms of such terms and pronouns shall include the corresponding masculine, feminine or neuter forms.

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(g) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by means of facsimile transmission or e-mailed signature pages, and the parties adopt any signatures so received as original signatures of the parties.

(h) Entire Agreement. This Agreement, together with the Merger Agreement as applicable, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of law thereof.

(j) Venue. The parties (i) agree that any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby will be brought solely in the state or federal courts of the State of Delaware, (ii) consent to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to arising out of this Agreement or the transactions contemplated hereby and (iii) waive any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court.

(k) Service of Process. Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement. Nothing in this Agreement will affect the right of a party to serve process in another manner permitted by Law.

(l) Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR OTHERWISE.

(m) Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of (i) each Stockholder and (ii) Sprint; provided that none of Section 9 of this Agreement, this Section 11(m), Section 11(n) or Section 11(o) of this Agreement may be amended without an instrument in writing signed on behalf of Starburst and Clearwire and each 13D Party. Each party may only waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other party or parties that are the intended beneficiary or beneficiaries of such waiver.

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(n) Specific Performance. Sprint (and Starburst and Clearwire, with respect to the provisions hereof applicable to it, as applicable) acknowledge and agree that each Stockholder (and each 13D Party, with respect to the provisions hereof applicable to it, as applicable) would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, Sprint (and Starburst and Clearwire, with respect to the provisions hereof applicable to it, as applicable) agree that each Stockholder (and each 13D Party, with respect to the provisions hereof applicable to it, as applicable) shall be entitled, without the necessity of posting any bond or security, any requirement for which is hereby waived by all parties hereto, to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, this being in addition to any other remedy to which the Stockholder (and each 13D Party, with respect to the provisions hereof applicable to it, as applicable) shall be entitled at law or in equity. Each Stockholder (and each 13D Party, with respect to the provisions hereof applicable to it, as applicable) acknowledges and agrees for itself and not any other Stockholder or 13D Party that Sprint (and Starburst and Clearwire, with respect to the provisions hereof applicable to it, as applicable) would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Stockholder (and each 13D Party, with respect to the provisions hereof applicable to it, as applicable) agrees that Sprint (and Starburst and Clearwire, with respect to the provisions hereof applicable to it, as applicable) shall be entitled, without the necessity of posting any bond or security, any requirement for which is hereby waived by all parties hereto, to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, this being in addition to any other remedy to which Sprint (and Starburst and Clearwire, with respect to the provisions hereof applicable to it, as applicable) shall be entitled at law or in equity.

(o) Public Announcement; Disclosure.

(i) No Stockholder or 13D Party shall issue any press releases or otherwise make any public statements with respect to the transactions contemplated herein without the prior written consent of Sprint, except that, subject to clause (ii) below, (x) a Stockholder or 13D Party may, without the prior consent of Sprint, issue or cause the publication of any press release, other public announcement or summary of this Agreement (including on an amendment or supplement to a Statement of Schedule 13D (a “13D”) or a proxy statement on Schedule 14A) to the extent that so doing is required by Law and (y) the Stockholder will, upon the request of Sprint, confirm publicly that it has voted its Clearwire Shares in favor of the adoption of the Merger Agreement. Subject to clause (ii) below, the Stockholders and 13D Parties hereby authorize Sprint, Clearwire and Starburst to publish and disclose in any announcement or disclosure the execution of this Agreement and the transactions contemplated by this Agreement (including the nature of its commitments, arrangements and understandings under this Agreement). Each party will reasonably consult with the other parties hereto with respect to any proposed public announcement, including any 13D regarding the transactions contemplated by this Agreement.

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(ii) The parties agree that Crest Financial Limited shall on the date hereof issue a letter to Clearwire Stockholders, to be filed with the Securities and Exchange Commission by Crest Financial Limited and CIC as Definitive Additional Materials on Schedule 14A and also included in an amendment to the Schedule 13D to be filed on or promptly after the date hereof by the Stockholders and the 13D Parties disclosing this Agreement, in the form attached hereto as Exhibit 11(o)(ii) (the “Crest Letter”). Notwithstanding anything in herein to the contrary, no Stockholder or 13D Party shall, and they shall cause their respective Affiliates not to, make any public announcement or statement that is inconsistent with or contrary to the statements made in the Crest Letter.

(p) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(q) Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by such party (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that Sprint shall be permitted to transfer its rights hereunder to any affiliate of Sprint, so long as Sprint continues to be liable for its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, successors and permitted assigns. This Agreement is not intended to confer any rights or remedies hereunder upon any person or entity other than (i) the parties hereto and (ii) with respect to Section 9 of this Agreement, the Company Released Persons and the Stockholder Released Persons.

(r) Ownership of Shares. Any obligation, covenant, undertaking or agreement of the Stockholder under this Agreement shall include an obligation, covenant, undertaking and agreement of the Stockholder to cause each of its controlled Affiliates to the extent such controlled Affiliates own or beneficially own Clearwire Shares to fully comply with such obligation, covenant, undertaking and agreement of such controlled Affiliate as if it were a party hereto. In the event that any controlled Affiliate of the Stockholder, rather than the Stockholder, owns Clearwire Shares, then so long as the Stockholder causes such controlled Affiliate to fully comply with all the Stockholder’s obligations, covenants, undertakings and agreements set forth in this Agreement with respect to such Clearwire Shares, and such controlled Affiliate does so fully comply with all of the obligations, covenants, undertakings and agreements set forth in this Agreement, all the representations, warranties,

19

covenants and agreements of the Stockholder set forth in this Agreement with respect to such Clearwire Shares shall be deemed to be accurate or to have been duly complied with by the Stockholder, as the case may be. If any controlled Affiliate of the Stockholder does not fully comply with the Stockholder’s obligations, covenants, undertakings and agreements set forth in this Agreement, the Stockholder shall be liable for any such non-compliance.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the parties have signed or have caused this Agreement to be signed by their respective officers or other authorized persons thereunto duly authorized as of the date first above written.

SPRINT NEXTEL CORPORATION

By:	/s/ Charles R. Wunsch
Name: Charles R. Wunsch
Title: Senior Vice President, General Counsel and Corporate Secretary

CLEARWIRE CORPORATION (solely for the purposes of Section 5, Section 6B, Section 6C, Section 9, and Sections 11(a) and 11(e) through 11(q))

By:	/s/ Broady Hodder
Name: Broady Hodder
Title: Senior Vice President and General Counsel

STARBURST II, INC. (solely for the purposes of Section 5, Section 6A, Section 6C, Section 9, and Sections 11(a) and 11(m) through 11(q))

By:	/s/ Ronald D. Fisher
Name: Ronald D. Fisher
Title: President

STOCKHOLDERS:

CREST FINANCIAL LIMITED

By:	/s/ David K. Schumacher
Authorized Signatory

Notice address:

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

Viet D. Dinh

Bancroft PLLC

1919 M Street, N.W.

Suite 470

Washington, D.C. 20036

Phone: (202) 234-0090

Fax: (202) 234-2806

E-mail: vdinh@bancroftpllc.com

DTN LNG, LLC

By:	/s/ John M. Howland
Authorized Signatory

Notice address:

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

DTN INVESTMENTS, LLC

By:	/s/ John M. Howland
Authorized Signatory

Notice address:

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

MR. JOHN M. HOWLAND

By:	/s/ John M. Howland
John M. Howland

Notice address:

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

MR. ERIC E. STOERR

By:	/s/ Eric E. Stoerr
Mr. Eric E. Stoerr

Notice address:

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

THE HALIM DANIEL 2012 TRUST

By:	/s/ Michael Wheaton
Authorized Signatory

Notice address:

The Halim Daniel Trust

c/o Axiss International Management Ltd

2nd Floor

Windward III

Regatta Office Park

85 Peninsula Avenue

PO Box 31661

Grand Cayman

KY1-1207

Cayman Islands

Attention: Michael Wheaton

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

MR. HALIM DANIEL

By:	/s/ Halim Daniel
Mr. Halim Daniel

Notice address:

8 Chemin de la Tour de Champel

CH1206 Geneva, Switzerland

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

UNITEG HOLDING SA

By:	/s/ Pamela E. Powers
Authorized Signatory

Notice address:

10 Rue Albert Gos

CH-1206 Geneva, Switzerland

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

13D PARTIES:

CREST INVESTMENT COMPANY (solely for the purposes of Section 6 through Section 6C, Section 9, and Sections 11(a) and 11(e) through 11(q))

By:	/s/ David K. Schumacher
Authorized Signatory

Notice address:

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

THE JAMAL AND RANIA DANIEL REVOCABLE TRUST (solely for the purposes of Section 6 through Section 6C, Section 9, and Sections 11(a) and 11(e) through 11(q))

By:	/s/ Jamal Daniel
Authorized Signatory

Notice address:

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

MR. JAMAL DANIEL (solely for the purposes of Section 6 through Section 6C, Section 9, and Sections 11(a) and 11(e) through 11(q))

By:	/s/ Jamal Daniel
Mr. Jamal Daniel

Notice address:

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

MRS. RANIA DANIEL (solely for the purposes of Section 6 through Section 6C, Section 9, and Sections 11(a) and 11(e) through 11(q))

By:	/s/ Rania Daniel
Mrs. Rania Daniel

Notice address:

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

THE DARIA DANIEL 2003 TRUST (solely for the purposes of Section 6 through Section 6C, Section 9, and Sections 11(a) and 11(e) through 11(q))

By:	/s/ John M. Howland
Authorized Signatory

Notice address: JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: 713 222 6900

Cell: 713 962 8293

Fax: 713 222 1614

E-mail: dschumacher@crestinv.com

THE THALIA DANIEL 2003 TRUST (solely for the purposes of Section 6 through Section 6C, Section 9, and Sections 11(a) and 11(e) through 11(q))

By:	/s/ John M. Howland
Authorized Signatory

Notice address:

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

THE NAIA DANIEL 2003 TRUST (solely for the purposes of Section 6 through Section 6C, Section 9, and Sections 11(a) and 11(e) through 11(q))

By:	/s/ John M. Howland
Authorized Signatory

Notice address:

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

MR. MICHAEL WHEATON, solely in his capacity as trustee of the Halim Daniel 2012 Trust (solely for the purposes of Section 6 through Section 6C, Section 9, and Sections 11(a) and 11(e) through 11(q))

By:	/s/ Michael Wheaton
Mr. Michael Wheaton

Notice address:

The Halim Daniel Trust

c/o Axiss International Management Ltd

2nd Floor

Windward III

Regatta Office Park

85 Peninsula Avenue

PO Box 31661

Grand Cayman

KY1-1207

Cayman Islands

Attention: Michael Wheaton

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

CREST SWITZERLAND LLC (solely for the purposes of Section 6 through Section 6C, Section 9, and Sections 11(a) and 11(e) through 11(q))

By:	/s/ Pamela E. Powers
Authorized Signatory

Notice address:

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

with required copies to (which shall not constitute notice):

David K. Schumacher

Crest Investment Company

JPMorgan Chase Tower

600 Travis

Suite 6800

Houston, Texas 77002

Phone: (713) 222-6900

Cell: (713) 962-8293

Fax: (713) 222-1614

E-mail: dschumacher@crestinv.com

Schedule A

Existing Clearwire Shares

Name of Stockholder	Number of Existing Clearwire Shares Beneficially Owned

Crest Financial Limited JP Morgan Chase Tower, 600 Travis, Suite 6800, Houston, TX 77002	35,883,649 shares of Class A Common Stock

DTN LNG, LLC JP Morgan Chase Tower, 600 Travis, Suite 6800, Houston, TX 77002	9,623,249 shares of Class A Common Stock

DTN Investments, LLC JP Morgan Chase Tower, 600 Travis, Suite 6800, Houston, TX 77002	250,000 shares of Class A Common Stock

Mr. John M. Howland JP Morgan Chase Tower, 600 Travis, Suite 6800, Houston, TX 77002	23,000 shares of Class A Common Stock

Mr. Eric E. Stoerr JP Morgan Chase Tower, 600 Travis, Suite 6800, Houston, TX 77002	22,000 shares of Class A Common Stock

The Halim Daniel 2012 Trust 2nd Floor Windward III, Regatta Office Park, 85 Peninsula Ave. P.O. Box 31661, Grand Cayman KY1-1207, Cayman Islands	11,051,521 shares of Class A Common Stock

Mr. Halim Daniel 8 Chemin de la Tour de Champel, CH1206 Geneva, Switzerland	200,000 shares of Class A Common Stock

Uniteg Holding SA JP Morgan Chase Tower, 600 Travis, Suite 6800, Houston, TX 77002	600,000 shares of Class A Common Stock

Exhibit 11(o)(ii)

Dear Fellow Clearwire Stockholders,

Crest Financial Ltd (“Crest”) writes one final time with respect to Clearwire Corporation (“Clearwire”) and its proposed merger transaction with Sprint Nextel Corporation (“Sprint”). As you know, recently Sprint raised the price it will pay in the merger to $5 per share. As we are now satisfied with these terms, which represents a 68% increase to the initial merger consideration of $2.97, we have agreed with Sprint and Clearwire to cease opposition to the transaction and to vote in favor of the merger.

We are proud of our campaign and stand by our analysis. At the same time, with this favorable resolution, we withdraw any statements made in the heat of battle that may be construed as disparaging to Clearwire, Sprint, their directors and officers, or any other participants in this hard fought contest.

Thank you to all who took the time to meet with us by phone or in person and listened to our views on the proposed transaction. Congratulations to all Clearwire stockholders.

Sincerely yours,

/s/ David K. Schumacher

David K. Schumacher

General Counsel

Crest Financial Limited

*************************************************************************************

About Crest Financial Limited

Crest Financial Limited (“Crest”) is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities.

Important Legal Information

In connection with the proposed merger of Clearwire Corporation (“Clearwire”) with Sprint Nextel Corporation (the “Proposed Sprint Merger”), Crest and other persons (the “Participants”) have filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”). On July 3, 2013, the Participants filed a supplement to the proxy statement with the SEC, withdrawing its proxy solicitation against the Proposed Sprint Merger. SECURITYHOLDERS OF CLEARWIRE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS, CLEARWIRE AND THE PROPOSED SPRINT MERGER. The definitive proxy statement, the supplement and all other proxy materials filed with the SEC are available at no charge on the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement and the supplement are also available at no charge on the website of the Participants’ proxy solicitor at http://www.dfking.com/clwr.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.